EXHIBIT 1
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                             JOINT FILING AGREEMENT



         The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, $1.00 par value per share, of CNB Holdings, Inc. is filed jointly, on behalf of each of them.

Dated:  December 2, 2003


                                                     /s/ Jeffrey A. Miller
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                                                     Jeffrey A. Miller



                                                     /s/ Eric D. Jacobs
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                                                     Eric D. Jacobs




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